Exhibit 99.1
FIRST AMENDMENT TO LOAN AGREEMENT
     THIS AMENDMENT is made as of September 26, 2008, by and between BANK OF AMERICA, N.A. (the “Bank”) and PREMIER EXHIBITIONS, INC. (the “Borrower”), a Florida corporation.
Recitals
     The Borrower and the Bank executed a Loan Agreement (as amended from time to time, the “Loan Agreement”) dated October 4, 2007, pursuant to which the Bank has provided a credit facility to the Borrower. The parties wish to amend the Loan Agreement in accordance with the terms hereof.
     NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:
     1. Section 1 of the Loan Agreement is hereby amended so that, from and after the date hereof, such section shall read as follows:
     1. LINE OF CREDIT AMOUNT AND TERMS
     1.1 Line of Credit.
     (a) During the Revolving Period described below, the Bank will provide a line of credit (the “Line of Credit”) to the Borrower. The Borrower’s obligation to repay the Line of Credit is evidenced by a Renewal Promissory Note dated as of September 26, 2008, in a principal amount of $25,000,000.00 executed by the Borrower in favor of the Bank and any additional promissory notes now or hereafter executed and delivered by the Borrower to the Bank and any renewals, modifications, amendments and extensions thereof (collectively, the “Note”). The Note is expressly NOT incorporated herein pursuant to Section 201.08(6), Florida Statues and Rules 12B-4.052(6)(b) and (12)(g), Florida Administrative Code.
     (b) This is a revolving line of credit. During the Revolving Period, the Borrower may borrow, repay and reborrow principal amounts under the Line of Credit subject, however, to the limitations set forth below in Section 1.2 hereof and the other terms and conditions set forth herein.
     1.2 Borrowing Limitations.
     (a) Notwithstanding any contrary provision set forth herein or in any other loan document, the Borrower agrees that the Outstanding Credit shall not at any time exceed the Maximum Credit Amount. If at any time the Outstanding Credit exceeds the Maximum Credit Amount then in effect, the Borrower shall immediately pay to the Bank the amount of such excess. For purposes hereof, the following terms shall have the following meanings:
     (i) “Maximum Credit Amount” shall initially mean $10,000,000.00. The Borrower may from time to time request an increase in the Maximum Credit Amount to an amount not exceeding $25,000,000.00 by written notice to the Bank. The Bank in its discretion after any such request may elect to increase the Maximum Credit Amount to the amount requested by the Borrower or to such other amount as the Bank, in its discretion, deems appropriate. Any such increase in the Maximum Credit Amount shall be effective upon the Bank’s written notice to the Borrower specifying the amount of the increased Maximum Credit Amount. The Borrower acknowledges that the Bank has no obligation to increase the Maximum Credit Amount at any time, whether or not any Event of Default is continuing hereunder, and the Bank may, in its discretion, elect not to increase the Maximum Credit Amount then in effect.

     (ii) “Outstanding Credit” shall mean the outstanding principal amount under the Note.
     (b) Notwithstanding any contrary provision set forth herein or in any other loan document, the credit facilities contemplated herein shall be deemed uncommitted to the extent that the Outstanding Credit would exceed the Maximum Credit Amount then in effect after giving effect to any requested advance or other extension of credit hereunder. The Borrower acknowledges and agrees that: (i) the Bank has no commitment or other obligation to make advances under the Note or otherwise extend credit hereunder if the Outstanding Credit would exceed the Maximum Credit Amount then in effect as a result thereof; and (ii) the Bank may in its absolute discretion elect not to make any requested advance or other extension of credit hereunder (whether or not any Event of Default is continuing hereunder) if the Outstanding Credit would exceed the Maximum Credit Amount then in effect as a result of the advance or extension of credit.
     1.3 Revolving Period. The Borrower shall be entitled to obtain advances under the Note, subject to the terms and conditions set forth herein, during a revolving period (the “Revolving Period”) commencing on the date hereof and ending on the Expiration Date (as defined herein). For purposes hereof, the “Expiration Date” shall mean September 24, 2009, unless the Expiration Date is extended by the Bank in its discretion. The Bank may from time to time, in its discretion, renew this Note by written notice (each, a “Renewal Notice”) to the Borrower pursuant to which the Bank extends the Expiration Date. If at any time the Bank extends the Expiration Date, then the term “Expiration Date”, as used herein, shall mean the extended Expiration Date specified by the Bank in any such notice. The Line of Credit will be considered extended if and only if the Bank has sent to the Borrower a Renewal Notice effective as of the Expiration Date then in effect. If the Line of Credit is so extended, the Line of Credit will continue to be subject to all the terms and conditions set forth herein except as modified by the Renewal Notice. The Bank shall be entitled, in any Renewal Notice, to reduce the Maximum Credit Amount then in effect. If the Bank in its discretion reduces the Maximum Credit Amount then in effect pursuant to any Renewal Notice, then, effective as of the extension set forth in such notice, the Maximum Credit Amount shall mean the amount set forth in such notice. The Bank may charge, and the Borrower shall pay, an extension fee at the Bank’s option. The amount of the extension fee will be specified in the Renewal Notice.
     1.4 Subsidiaries. The Borrower shall cause its Subsidiaries to comply with all covenants and agreements imposed upon the Subsidiaries herein. Each provision set forth herein obligating (or purportedly obligating) any Subsidiary to take, or refrain from taking, any action shall obligate the Borrower to cause such Subsidiary to take, or refrain from taking, such action. For purposes hereof, “Subsidiary” means any corporation or other entity more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.
     2. Section 2.1 of the Loan Agreement is hereby amended so that, from and after the date hereof, such section shall read as follows:
     2.1 Fees.
     (a) Annual Fee. The Borrower shall on each October 1 from and after the date hereof (commencing on October 1, 2009) pay the Bank a fee equal to: (i) 0.50% of the Maximum Credit Amount then in effect for so long as the Revolving Period has not terminated; and (ii) 0.50% of the Outstanding Credit from and after the termination of the Revolving Period.
     (b) Unused Fee. The Borrower shall pay the Bank a fee equal to the Applicable Percentage of the daily average unused amount of the Line of Credit. For purposes of this subparagraph, the unused amount of the Line of Credit shall be based upon the Maximum Credit Amount then in effect. The Borrower shall pay the fee: (i) quarterly in arrears within 15 days after each fiscal quarter end (commencing on October 15, 2008); and (ii) on the Expiration Date. The Applicable Percentage is the percentage per annum (calculated on the basis of a 360 day year) set forth below based on the Borrower’s Leverage Ratio (as defined herein).

Leverage Ratio	Applicable Percentage
Greater than 1.0 to 1	0.50%

Equal to or less than 1.0 to 1	0.25%
The Applicable Percentage will be established based upon the Borrower’s most recent quarterly compliance certificate received by the Bank, as required herein. The Applicable Percentage will be in effect from the first day of the calendar month following receipt of that compliance certificate until the first day of the calendar month following receipt of the next quarterly compliance certificate. Until the Bank receives the first compliance certificate pursuant to the Loan Agreement, the Applicable Percentage will be 0.25%. Thereafter, if any compliance certificate is not delivered when required under the Loan Agreement, the Applicable Percentage from the date such certificate was due until the date that the Bank receives the same will be 0.50%.
     (c) Waiver Fee. If the Bank, at its discretion, agrees to waive or amend any terms of this Agreement, the Borrower will, at the Bank’s option, pay the Bank a fee for each waiver or amendment in an amount advised by the Bank at the time the Borrower requests the waiver or amendment. Nothing in this paragraph shall imply that the Bank is obligated to agree to any waiver or amendment requested by the Borrower. The Bank may impose additional requirements as a condition to any waiver or amendment.
     3. Sections 7.21 and 7.22 of the Loan Agreement are hereby amended so that, from and after the date hereof, such sections shall read as follows:
     7.21 Earnings Ratios.
     (a) The Borrower shall maintain on a consolidated basis a Basic Fixed Charge Coverage Ratio of at least 2.0 to 1 (calculated as of the end of each fiscal quarter on a rolling four quarter basis). For purposes hereof, the “Basic Fixed Charge Coverage Ratio” means the ratio of: (i) EBITDA (as defined below) calculated as of the end of each fiscal quarter on a rolling four quarter basis minus income taxes, minus dividends, withdrawals, other distributions and stock redemption amounts for the applicable period, to (ii) the sum of interest expense, the current portion of long term debt and the current portion of capitalized lease obligations for the applicable period.
     (b) For purposes hereof, the following terms shall have the following meanings:
• “EBITDA” shall mean, for any period, net consolidated earnings of the Borrower for any applicable period determined excluding all amounts expensed as reflected on the Borrower’s financial statements for such period with respect to (i) Interest Charges with respect to permitted debt, (ii) federal and state income tax expenses, (iii) depreciation expense, (iv) amortization expense, and (v) with the consent of the Bank as to any such item, any extraordinary, unusual, or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such earnings for such period non-cash losses or sales of assets outside the ordinary course of business and inventory write-up).

• “Interest Charges” shall mean, for any period, the sum of: (i) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (ii) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP.
• “Capitalized Lease Obligations” shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.
• “Capital Lease” shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on the financial statements of such Person prepared in accordance with GAAP.
• “Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.
     7.22 Leverage Ratio. The Borrower shall maintain on a consolidated basis a Leverage Ratio not exceeding 1.5 to 1 (calculated as of the end of each fiscal quarter). The Leverage Ratio shall mean the ratio of ratio of Funded Debt to EBITDA calculated on a consolidated basis for the Borrower and its Subsidiaries. For purposes hereof, the following terms shall have the following meanings (calculated on a consolidated basis):
          (a) “EBITDA” has the meaning set forth above. EBITDA shall be calculated as of the end of each fiscal quarter on a rolling four quarter basis for purposes of calculating the Leverage Ratio.
          (b) “Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, less the non-current portion of Subordinated Liabilities.
          (c) “Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion.
     4. The Borrower shall on the date hereof pay the Bank a non-refundable fee of $50,000.00 for providing the modifications contemplated herein.
     5. The Borrower certifies that as of the date hereof: (a) all of its representations and warranties in the Loan Agreement are true and correct as if made on the date hereof; and (b) no Default or Event of Default has occurred under the Loan Agreement. The Loan Agreement shall continue in full force and effect except as modified herein.

     DATED the day and year first above written.

PREMIER EXHIBITIONS, INC.

By:

Harold W. Ingalls, Its Chief Financial Officer

BANK OF AMERICA, N.A.

By:

Its:

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